AnorMED Inc. 200 – 20353 64th Ave Langley, British Columbia Canada V2Y 1N5	TEL (604) 530-1057 FAX (604) 530-0976 www.anormed.com
NEWS RELEASE
ANORMED PROVIDES UPDATE ON LIMITED DURATION
SHAREHOLDER RIGHTS PLAN

For Immediate Release:	September 15, 2006
Vancouver, British Columbia — AnorMED Inc. (“AnorMED” or the “Company”) (NASDAQ:ANOR; TSX:AOM) today announced that, in accordance with its established policy, the Toronto Stock Exchange (“TSX”) has deferred its review of AnorMED’s shareholder rights plan. The TSX policy states that, in the context of an active take-over bid, TSX will normally defer its own review until the appropriate securities commission has determined whether or not it will intervene pursuant to National Policy 62-202 of the Canadian Securities Administrators. The TSX’s stated practice is that if the securities commission does not intervene, the TSX will generally not object to the adoption of the Plan, provided that it is ratified by security holders at a meeting held within six months following the date of adoption of the Plan.
The rights plan remains effective in accordance with its terms.
More information and where to find it
On September 5, 2006, AnorMED filed with the United States and Canadian securities regulatory authorities a Directors’ Circular and Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in which AnorMED’s Board of Directors recommended that shareholders reject the September 1, 2006 hostile offer from Dematal Corp., a wholly-owned subsidiary of Genzyme Corporation. The Circular describes the reasons for the Board’s recommendation that shareholders reject the Genzyme Offer. Investors and shareholders are strongly advised to read the Directors’ Circular and Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, as well as any amendments and supplements to those documents, because they contain important information. Investors and shareholders may obtain a copy of the Directors’ Circular at www.sedar.com and the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 from the SEC website at www.sec.gov. Free copies of these documents can also be obtained by directing a request to AnorMED’s Secretary at Suite 200 — 20353 64th Avenue, Langley, British Columbia, Canada V2Y 1N5; telephone (604) 530-1057. Other reports filed by or furnished by AnorMED to the SEC and applicable securities commission in Canada may also be obtained free of charge at www.sec.gov, www.sedar.com or from AnorMED’s Secretary. More information about AnorMED is available online at www.anormed.com. YOU SHOULD READ THE DIRECTORS’ CIRCULAR OR TENDER OFFER SOLICITATION/RECOMMENDATION STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE GENZYME OFFER .
About AnorMED Inc.
AnorMED is a chemistry-based biopharmaceutical company focused on the discovery, development and commercialization of new therapeutic products in the areas of hematology, oncology and HIV, based on the Company’s research into chemokine receptors.
The Company’s product pipeline includes MOZOBIL, currently in pivotal Phase III studies in cancer patients undergoing stem cell transplants; AMD070, currently in proof of principle Phase I/II studies in HIV patients; and several novel classes of compounds in pre-clinical development that target specific chemokine receptors known to be involved in a variety of diseases.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, and forward looking information within the meaning of applicable securities laws in Canada, (collectively referred to as “forward-looking statements”). Statements, other than statements of historical fact, are forward-looking statements and include, without limitation, statements regarding the Company’s strategy, future operations, timing and completion of clinical trials, prospects and plans and objectives of management. The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are often intended to identify forward-looking statements, which include underlying assumptions, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. We caution readers not to place undue reliance on these statements as a number of important factors could cause our actual results to differ materially from the beliefs, outlooks, plans, objectives, expectations, anticipations, estimates and intentions expressed in such forward-looking statements.
Although our management believes that the expectations represented by such forward-looking statements are reasonable, there is significant risk that the forward-looking statements may not be achieved, and the underlying assumptions thereto will not prove to be accurate. Forward-looking statements in this news release include, but are not limited to, statements about: AnorMED’s expectation that it can develop and obtain regulatory approval for MOZOBIL in stem cell transplant indications and any future product candidates in its targeted indications; AnorMED’s expectation that it can pay for the costs of launching MOZOBIL for stem cell transplant indications and the costs of future products in its targeted indications; AnorMED’s expectation that it can rely on third parties for the continued supply and manufacture of MOZOBIL; AnorMED’s expectation that it can obtain patents and other intellectual property for its drug candidates; AnorMED’s expectation that it can protect its intellectual property rights and not infringe on the intellectual property rights of others; AnorMED’s expectation that it can raise the substantial additional financing required to fund further research and development, conduct planned preclinical and clinical studies, and obtain regulatory approvals; and AnorMED’s expectation that it will be able to obtain future equity financing on commercially acceptable financial terms, or at all.
With respect to the forward-looking statements contained in this news release, the Company has made numerous assumptions regarding, among other things: AnorMED’s ability to develop and obtain regulatory approval for MOZOBIL in stem cell transplant indications and any future product candidates in its targeted indications; AnorMED’s ability to pay for the costs of launching MOZOBIL for stem cell transplant indications and the costs of future products in its targeted indications; AnorMED’s ability to rely on third parties for the continued supply and manufacture of MOZOBIL; AnorMED’s ability to obtain patents and other intellectual property for its drug candidates; AnorMED’s ability to protect its intellectual property rights and not infringe on the intellectual property rights of others; AnorMED’s ability to raise the substantial additional financing required to fund further research and development, conduct planned preclinical and clinical studies, and obtain regulatory approvals; and AnorMED’s ability to obtain future equity financing on commercially acceptable financial terms, or at all. The foregoing list of assumptions is not exhaustive.
Actual results or events could differ materially from the plans, intentions and expectations expressed or implied in any forward-looking statements, including the underlying assumptions thereto, as a result of numerous risks, uncertainties and other factors including: AnorMED may not be able to develop and obtain regulatory approval for MOZOBIL in stem cell transplant indications and any future product candidates in its targeted indications; AnorMED may not be able to pay for the costs of launching MOZOBIL for stem cell transplant indications and the costs of future products in its targeted indications; AnorMED may not be able to rely on third parties for the continued supply and manufacture of MOZOBIL; AnorMED may not be able to obtain patents and other intellectual property for its drug candidates; AnorMED may not be able to protect its intellectual property rights and not infringe on the intellectual property rights of others; AnorMED may not be able to raise the substantial additional financing required to fund further research and development, conduct planned preclinical and clinical studies, and obtain regulatory approvals; and AnorMED may not be able to obtain future equity financing on commercially acceptable financial terms, or at all.
Although we have attempted to identify the forward-looking statements, the underlying assumptions, and the risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. We undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise, after the date hereof, except as may be required by law.
For further information:
Company Contact: Kenneth Galbraith, Chairman and Interim CEO, Tel: 604-889-5320 or
Kim Nelson, Ph.D., Manager, Investor Relations, Tel: 604-532-4654, Cell: 604-614-2886, Email: knelson@anormed.com
Media Contact: Karen Cook, James Hoggan & Associates, Tel: 604-739-7500, Email: kcook@hoggan.com